JAMES R. ROSE

2561 Chimney Springs Drive

Marietta, GA 30062

November 9, 2007

Mr. Paul Arena, Chairman and CEO

i2 Telecom International, Inc.

5070 Old Ellis Pointe, Suite 110

Roswell, GA 30076

Dear Paul:

Based on other business opportunities being presented to me I will be leaving the Company.

Therefore, as of today, November 9, 2007, please accept my resignation as Chief Technology Officer and member of the board of directors of i2 Telecom International, Inc.

I have enjoyed working with you over the years and wish you and the Company the greatest success.

Respectfully submitted,

/s/ James R. Rose

James R. Rose